Exhibit 10.5
L            1Ver 1

(For Official use only)
THE LAND TITLES ACT
LEASE
DESCRIPTION OF LAND

CT		MK	TS	Lot No	Property Address
Vol	Fol
437	144	19	—	1975P	Whole

					1 Yishun Avenue 7
					Singapore 768923
LESSOR

ID/Co regn.no:	NA
Name:	HOUSING AND DEVELOPMENT BOARD

Address:	HDB Centre, 3451 Jalan Bukit Merah,
(Within Singapore for	Singapore 159459
service of Notice)
(the registered proprietor) in consideration of the Lessee agreeing to pay to the Lessor the yearly rent in the manner and at the rate as hereinafter set out HEREBY LEASES the registered estate or interest in the land (hereinafter referred to as “the said land”) to:-
LESSEE

Co. Regn No:	1986024312

Name:	COMPAQ ASIA PTE LTD

Place of incorporation:	Singapore

Address:	1 Temasek Avenue #27-01
(Within Singapore for	Millenia Tower
service of Notice)	Singapore 039192

Stamp Duty Cert Attached

TERM OF LEASE:
as tenant for the unexpired portion of a term of twenty-four (24) years commencing on the 1st day of June 1994 YIELDING AND PAYING therefore during the said term the rent in the manner and at the rate as hereinafter set out SUBJECT to .the following prior encumbrances and the covenants and conditions hereinafter set out:
SUBJECT TO:
PRIOR ENCUMBRANCES:
     NIL
AND the following:-
COVENANTS AND CONDITIONS
1. AND THE LESSEE for itself and its successors and assigns hereby covenants with the Lessor as follows:-

(1)	(a)	To pay the yearly rent of Dollars One Hundred and Fourteen Thousand Seven Hundred and Twenty-two ($114.722.00) calculated at the rate of Dollars Thirty-seven and Cents Sixty ($37.60) per square metre per annum from the 1st day of June 1994 which rate shall be subject to revision on the 1st day of June 1995, and thereafter annually on the 1st day of June of each succeeding year. The revision on the 1st day of June 1995 and each subsequent annual revision shall be subject to a rate based on the market rent on the date of such revision and determined in the manner following but so that the increase shall not exceed 7.6% of the yearly rent of each immediately preceding year PROVIDED THAT from the 1st day of January 1999 to the 31st day of May 2001, the Lessee shall pay yearly rent at the prevailing market rate as at 1st January 1899 And PROVIDED ALSO THAT the yearly rent payable from the 1st day of June 2001 and for each succeeding year thereafter shall be subject to revision and shall be a the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 5.5% of the yearly rent of each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive. In the event the gross plot ratio of the buildings and structures on the said land is less than 1.0, the Lessor shall be entitled to impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each immediately preceding year;
(b)	The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of June 1994 at the office of the Lessor or such other office as the Lessor may designate;
(2)	To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding Sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor;

(3)	At the termination of the said term or at the earlier determination thereof to yield up to the Lessor the said land together with all buildings, structures and fixtures therein in good and tenantable repair; .

(4)	Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or takeover by another company, firm or body or party, without first obtaining the consent of the Lessor in writing, Section 17 of the Conveyancing Law of Property Act (Chapter 61) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the Lessor may in its entire and unfettered discretion deem fit to impose and shall include:-
(a)	full revision of the rental to the prevailing market rate from the date of assignment;

(b)	payment of such administration fee as determined by the Lessor;
(5)	Not to use or to permit or suffer the said land or the building thereon or any part of the said land and building thereof to be used otherwise than as for the assembly of computer parts subject to the approval of the Competent Authority appointed under Section 3 of the Planning Act;

(6)	Not to use the said land or any part thereof for any illegal or immoral purposes;

(7)	Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the building for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes;

(8)	Not without the consent in writing of the Lessor to affix or exhibit to erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding;

(9)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the said land and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents;

(10)	Not to effect a change of name without the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent;

(11)	Not to install and/or use any electrical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees and in connection therewith, to allow the Lessor or any authorised persons to inspect at all reasonable times, such installations, machines or apparatus in the said land to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such interference or disturbance to the Lessor’s satisfaction, if it is found by the Lessor or such authorised person that the Lessee’s electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance;

(12)	To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with Clause 1(11) above;

(13)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Lessor and other relevant Government authorities PROVIDED THAT in the event of any default by the Lessee under this covenant the Lessor may carry out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt;

(14)	To pay and to indemnify the Lessor against Goods and Services Tax or any other taxes levies charges whatsoever chargeable in respect of any yearly rent or any sums payable to the Lessor or any moneys received or receivable by the Lessor or any moneys paid or costs or expenses incurred by the Lessor or any other matters under or relating to these presents and the Lessee shall pay to the Lessor on demand a sum equivalent to the amount of such Goods and Services Tax or other taxes levies or charges;

(15)	To pay all charges of the Public Utilities Board and all other relevant competent authorities for the supply of water gas sanitation or electric light or power at any time hereafter during the said term charged or imposed by the Pubic Utilities Board and all other relevant competent authorities in respect of the said land and the buildings thereon.
2.	The area of the said land (hereinafter referred to as “the said area”) shall be subject to Government survey or re-survey.

(1)	if upon final survey, the said area is found to differ from the final surveyed area within ± 1% of the said area, the final surveyed area will be adopted for the lease of the said land, but the rent shall not be adjusted. Any rental revision subsequent to the final survey shall be calculated based on the final surveyed area.

(2)	if the difference between the said area and the final surveyed area exceeds the ±1% margin, the final surveyed area will be adopted for the lease of the said land and:
(a)	if the final surveyed area is greater than the said area, the Lessee shall at the request and absolute discretion of the Lessor pay to the Lessor additional rent for the additional area;

(b)	if the final surveyed area is less than the said area, the Lessor shall credit the excess rent paid by the Lessee to the account of the Lessee towards payment of the rent.

The additional rent payable or to be credited in either instance will be computed at the same rate as the rent payable under the terms of this Lease.
3.	To perform, observe and be bound by:

(1)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not expressly negatived or modified by this instrument or the Memorandum of Lease hereinafter referred to); and

(2)	the covenants and conditions set forth in the Memorandum of Lease filed in the Singapore Land Registry and numbered as ML/24 all of which terms and conditions shall form part of this instrument as if fully set out herein and shall apply hereto insofar as they are not expressly negatived or modified by this Instrument.
4. The Lessor further covenants with the Lessee that the Lessor shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twenty-second (22nd year of the said term grant to the Lessee a Lease of the said land for a further term of 30 years (hereinafter referred to as “the further term”) which shall commence from the date immediately following the expiration of the said term on the same terms and conditions and containing like covenants as are herein contained with the exception of the present covenant for renewal and such variations or modifications as shall be imposed by the Lessor PROVIDED THAT:-
(1)	There be no existing breach(es) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

(2)	The rental payable for the further term shall be as set out hereunder:-
(a)	The rent for the first year of the further term commencing on the 1st day of June 2018 shall be calculated at the rate based on the market rent of the said land at the commencement of the further term. Thereafter the yearly rent shall be subject to revision every year commencing on the 1st day of June 2019 to the rate based on the market rent of the said land on the date of each respective revision but so that the increase shall not exceed 5.5% of the yearly rent for the year immediately preceding the date of revision. In the event the gross plot ratio of the buildings and structures on the said land is less than 1.0, the Lessor shall be entitled to impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each immediately preceding year.

(b)	The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive.

(c)	The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of June 2018 at the office of the Lessor or such other office as the Lessor may designate.

(d)	Any demise, transfer, assignment or parting of possession of the said land or any part thereof by the Lessee in whatsoever manner within 5 years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called “the additional fee”) which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided under Clause 1(4) herein contained. The value of the building shall be determined by the Lessor alone and the Lessor’s assessment shall be final and conclusive and not be subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any part thereof by the Lessee in whatsoever manner after the aforesaid 5 years period;

(e)	All costs expenses charges legal or otherwise including stamp duty and the Lessor’s legal costs of or connected with the preparation completion and registration of the Lease for the further term of 30 years shall be borne by the Lessee.
(3)	The interest chargeable shall be at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor.
5. PROVIDED ALWAYS THAT if the said rent hereby reserved or any part thereof shall be in arrears for the space of fourteen (14) days next after being payable (whether the same shall have been formally demanded or not) or if any covenant on the part of the Lessee hereinbefore contained shall not be performed or observed or if the Lessee or other person or persons in whom for the time being the term hereby created shall be vested shall become bankrupt or make an assignment for the benefit of its or their creditors or enter into an agreement or make any arrangement with its or their creditors for liquidation of its or their debts by composition or otherwise then and in any such case it shall be lawful for the Lessor to impose such penalties as it deems fit as well as to enter upon and take possession of the said land or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely cease and determine without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the Lessee’s covenants hereinbefore contained. PROVIDED ALWAYS THAT if the said land and the buildings thereon have been assigned by way of mortgage and there should be any breach of the Lessee’s covenants as aforesaid, the Lessor or the officer authorised as aforesaid shall not enter upon and take possession of the said land and buildings nor shall the term hereby created cease and determine until the Lessor has served upon the Mortgagee a notice in writing that such breach has occurred and the Mortgagee has failed to remedy such breach within one (1) calendar month from the date of service of such notice.
6. Clauses 1(iii), 1(vi), 1(vii)(a), 1(xiv) and Clause 3 of the said Memorandum of Lease ML/24 shall be deleted therefrom and shall not apply to this instrument.
7. The Lessee shall pay all costs and fees legal or otherwise including the Lessors’ costs as between solicitor and client in connection with the enforcement of the covenants and conditions of the Lease.
8. The Lessee shall pay all costs disbursements fees and charges legal or otherwise including stamp and/or registration fees in connection with the preparation of the Lease.
DATE OF LEASE 26 September 2000

EXECUTION BY LESSOR

The Common Seal of HOUSING	)
AND DEVELOPMENT BOARD	)
was hereunto affixed in the	)
presence of:-)

/s/ Quek Sze Swee

MEMBER Mr Quek Sze Swee

/s/ JACQUELINE LOW LI LING

30/10/2000	OFFICER JACQUELINE LOW LI LING
EXECUTION OF LESSEE

The Common Seal of	)
COMPAQ ASIA PTE LTD	)
was hereunto affixed in the	)
presence of:	)

/s/ Lee Kheng Hock

DIRECTOR

/s/ EDMUND LEOW

SECRETARY

CERTIFICATES PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS:
I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that the place of incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me and are found to be correct.
     Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li

LYN WEE SOON LI
Solicitor for the Lessee
I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that according to the information supplied to me by the Chief Planner within the last 8 weeks, the within land is zoned “Light Industry” and the within land is for industrial use and the specific use approved is for light industrial factory with temporary permission for change of use of part of the factory area on the 2nd storey of the part 2/part 3-storey light industrial factory to ancillary office.
     Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li

LYN WEE SOON LI
Solicitor for the Lessee
CERTIFICATE OF CORRECTNESS
I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Siti Zennifa Rahim

Solicitor for the Lessor
I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Lyn Wee Soon Li

LYN WEE SOON LI
Solicitor for the Lessee

FOR OFFICIAL USE ONLY
Note: This portion shall be printed or typed on the reverse side of the last page of the application.

THE LAND TITLES ACT	VL 1 Ver
1

VARIATION OF LEASE
(A)	DESCRIPTION OF LAND:

CT (Sub)
Vol	Fol	MK	TS	Lot No	Property Address
568	35	19	—	1975P	Whole

					1 Yishun Avenue 7 Singapore 768923
(B)	REGISTERED LEASE NO: I/33160P
(C)	LESSOR

ID/Co. regn no:	-

Name:	HOUSING AND DEVELOPMENT BOARD

Address:
(Within Singapore for service of Notice)	HDB Centre, 3451 Jalan Bukit Merah, Singapore 159459
(D)	AND LESSEE

ID/Co. no:	19990328IG

Name:	AGILENT TECHNOLOGIES SINGAPORE PTE LTD

Address:
(Within Singapore for service of Notice)	9 Tenseek Boulevand #09-03 Sontec City Tower 2 Singapore 038969

2

    HEREBY AGREE that the terms of the abovementioned Instrument of Lease shall be varied as follows:-
1.	To delete clause 1(5) of the Lease and substitute with the following:

“Not to use or to permit or suffer the said land or any building thereon or any part of the said land and building thereof to be used otherwise than for manufacturing of semiconductor products and components as well as test and assembly of test and measurement instruments except with the consent in writing of the Lessor and subject to the approval of the competent authority appointed under Section 5 of the Planning Act (Cap. 232). The Lessee shall confine all activities within the boundary of the said land. For the avoidance of doubt, the Lessee shall not place any articles and goods on the common area outside the boundary of the said land.”

2.	To pay all costs disbursement fees and charges legal or otherwise including the Lessor’s cost in the preparation of this Variation of Lease and any future documents, deeds, supplementary or collateral or in any way relating to this Lease.

3.	Save as herein varied, the terms of the Lease shall be binding and in full force and effect in all respects.
(E)	DATE OF VARIATION OF LEASE: 15 January 2002

(F)	EXECUTION BY LESSOR

The Common Seal of HOUSING	)
AND DEVELOPMENT BOARD	)
was hereunto affixed in the	)
presence of:	)

/s/ Mr Edmund Koh

MEMBER Mr Edmund Koh

/s/ Jacqueline Low Li Ling

OFFICER JACQUELINE LOW LI LING

3

(G)	EXECUTION BY LESSEE

	The Common Seal of AGILENT	)
	TECHNOLOGIES SINGAPORE	)
	PTE LTD was hereunto	)
	affixed in the presence of:	)

/s/ [ILLEGIBLE]

DIRECTOR

/s/ [ILLEGIBLE]

SECRETARY
(H)	CERTIFICATE OF CORRECTNESS:

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act. and that I have a Practising Certificate issued on 1 April 2001.

/s/ Teh Mui Kim

TEH MUI KIM
NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR
I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1st April 2001.

/s/ Chai Elsa

CHAI ELSA
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

FOR OFFICIAL USE ONLY
Note: This portion shall be printed or typed on the reverse side of the last page of the application.